CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-51327) and related Prospectus of Chaparral Resources, Inc. for the registration of 24,605,450 shares of its common stock and to the incorporation by reference therein of our report dated March 13, 1998, with respect to the financial statements of Karakuduk-Munay, Inc. included in the Chaparral Resources, Inc. Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                Ernst & Young-Kazakhstan

Almaty, Kazakhstan
September 18, 1998